UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 25, 2012 (June 20, 2012)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01      REGULATION FD DISCLOSURE.

Longhai Steel Inc. (the "Company") made a presentation (the “Presentation”) at the Marcum Micro-Cap Conference on June 20, 2012 in New York, New York.

A copy of the Presentation is furnished herewith as Exhibit 99.1. The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Statements made in the Presentation include various aspects of the Company's strategic, business and financial plans. Statements made in the Presentation, which are not historical, are forward-looking and are based on management's estimates, objectives, vision, projections, forecasts, plans, anticipations, targets, drivers, strategies, beliefs, intent, expectations, outlook, opportunities and initiatives, and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Presentation dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: June 25, 2012	/s/ Chaojun Wang
Mr. Chaojun Wang

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation dated June 20, 2012